      As filed with the Securities and Exchange Commission on March 5, 2001

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                                  TELLABS, INC.
             (Exact name of registrant as specified in its charter)

                          -----------------------------

         DELAWARE                                        36-3831568
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                       Identification No.)

                               4951 INDIANA AVENUE
                              LISLE, ILLINOIS 60532
    (Address, including zip code, of registrant's principle executive office)

                              FUTURE NETWORKS, INC.
                            1999 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                          -----------------------------

                               CAROL COGHLAN GAVIN
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  TELLABS, INC.
                               4951 INDIANA AVENUE
                              LISLE, ILLINOIS 60532
                                 (630) 378-8800
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                               IMAD I. QASIM, ESQ.
                                 SIDLEY & AUSTIN
                                 BANK ONE PLAZA
                            10 SOUTH DEARBORN STREET
                             CHICAGO, ILLINOIS 60603
                                 (312) 853-7000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                             AMOUNT TO BE REGISTERED    PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
   TITLE OF SECURITIES                                 OFFERING PRICE PER       AGGREGATE       REGISTRATION
     TO BE REGISTERED                                         SHARE           OFFERING PRICE         FEE
---------------------------------------------------------------------------------------------------------------
      Common Stock,            220,942 shares (1)          $ 11.58 (2)       $ 2,558,508 (2)      $ 640 (3)
     $0.01 par value
---------------------------------------------------------------------------------------------------------------

(1) Shares issuable under options granted under the Future Networks, Inc. 1999 Stock Incentive Plan.

(2) Calculated in accordance with Rule 457(h)(1) under Regulation C based on the price at which the options may be exercised.

(3) Previously paid. The securities being registered hereunder are carried forward from the 220,868,892 split-adjusted shares of Registrant's common stock previously registered on Registration Statement No. 333-59511 (none of which have been issued) with respect to which a filing fee of $2,432,523 was previously paid.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document containing the information required by this section will be given to those persons who are eligible to participate in the Future Networks, Inc. 1999 Stock Incentive Plan and is not required to be filed with the Securities and Exchange Commission (the "Commission") as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by Tellabs, Inc., a Delaware corporation ("Registrant"), are incorporated in this Registration Statement by reference:

         (a) The Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-09692);

         (b) The Report on Form 11-K for the year ended December 31, 1999;

         (c) The Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 29, 2000 (File Nos. 0-09692);

         (d) The Current Reports on Form 8-K dated April 11, 2000, June 2, 2000, July 20, 2000, August 17, 2000, October 19, 2000 and January 25, 2001 (File Nos. 0-09692); and

         (e) The description of the Common Stock contained in the Registration Statement on Form S-4 (Registration No. 333-95135), including any amendment or report filed for the purpose of updating such description, under the caption "Description of Tellabs Capital Stock".

         All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock registered hereby has been passed upon for the Registrant by James M. Sheehan, Esq., the Vice President, Assistant General Counsel and Assistant Secretary of Tellabs Operations, Inc., a wholly owned subsidiary of the Registrant. Mr. Sheehan is the beneficial owner of less than 1.0% of the outstanding shares of Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated By-laws (the "By-Laws") provide, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant as provided in the By-Laws and to the fullest extent which it is empowered to do so by the Delaware General Corporation Law (the "DGCL") against all expense, liability and loss (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, subject to certain conditions, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Registrant. The right to indemnification under the By-Laws is a contract right and, subject to certain conditions, includes the right to be paid by the Registrant the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. The By-Laws further provide that the indemnification and payment of expenses incurred provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

         Section 145 of the DGCL authorizes indemnification by the Registrant of directors and officers under the circumstances provided in the provisions of the By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

         The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the officers and directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation of Tellabs, Inc., (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4, Registration No. 333-59511), as amended by Registrant's Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000, File No. 0-09692).

         4.2   Amended and Restated By-Laws of Tellabs, Inc., as amended

         4.3   Future Networks, Inc. 1999 Stock Incentive Plan.

         5.1 Opinion of James M. Sheehan, Esq. regarding the legality of the Common Stock to be issued upon exercise of options issued under the Plan.

         23.1  Consent of Ernst & Young LLP.

         23.2  Consent of James M. Sheehan, Esq. (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature pages of the Registration Statement).

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act ), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on this 5th day of March, 2001.

                                        TELLABS, INC.

                                        By: /s/ Richard C. Notebaert
                                           -------------------------------------
                                           Richard C. Notebaert
                                           President and Chief Executive Officer

         We, the undersigned officers and directors of Tellabs, Inc., and each of us, do hereby constitute and appoint each and any of Richard C. Notebaert and Carol Coghlan Gavin our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                TITLE                                            DATE
  /s/ Richard C. Notebaert               President, Chief Executive Officer and           March 5, 2001
----------------------------------       Director (Principal Executive Officer)
Richard C. Notebaert


  /s/ Joan E. Ryan                       Executive Vice President and                     March 5, 2001
----------------------------------       Chief Financial Officer
Joan E. Ryan                             (Principal Financial Officer)


  /s/ James A. Dite                      Vice President (Principal Accounting Officer)    March 5, 2001
----------------------------------
James A. Dite


  /s/ Michael J. Birck                   Director                                         March 5, 2001
----------------------------------
Michael J. Birck


  /s/ Peter A. Guglielmi                 Director                                         March 5, 2001
----------------------------------
Peter A. Guglielmi


  /s/ Frederick A. Krehbiel              Director                                         March 5, 2001
----------------------------------
Frederick A. Krehbiel


  /s/ Stephanie Pace Marshall            Director                                         March 5, 2001
----------------------------------
Stephanie Pace Marshall


  /s/ William F. Souders                 Director                                         March 5, 2001
----------------------------------
William F. Souders


  /s/ Jan H. Suwinski                    Director                                         March 5, 2001
----------------------------------
Jan H. Suwinski


SIGNATURE                                TITLE                                            DATE
  /s/ Brian J. Jackman                   Director                                         March 5, 2001
----------------------------------
Brian J. Jackman


                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT


  4.1 Restated Certificate of Incorporation of Tellabs, Inc., (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4, Registration No. 333-59511), as amended by Registrant's Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2000, File No. 0-09692).
  4.2    Amended and Restated By-Laws of Tellabs, Inc., as amended
  4.3    Future Networks, Inc. 1999 Stock Incentive Plan.
  5.1 Opinion of James M. Sheehan, Esq. regarding the legality of the Common Stock to be issued upon exercise of options issued under the Plan.
  23.1   Consent of Ernst & Young LLP.
  23.2   Consent of James M. Sheehan, Esq. (included in Exhibit 5.1).
  24.1 Powers of Attorney (included on the signature pages of the Registration Statement).